Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2024 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--January 25, 2024--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of performance management, cybersecurity, and DDoS attack protection solutions, today announced financial results for its third quarter ended December 31, 2023.

Remarks by Anil Singhal, NETSCOUT’s President and Chief Executive Officer:

“We delivered third fiscal quarter revenue ahead of expectations as we benefitted from the timing of calendar year-end customer budget spending. While the market environment remains challenging with constrained customer spending and elongated sales cycles, primarily impacting our service assurance business, our cybersecurity business once again grew year-over-year as enterprise and service provider customers continue to prioritize spending in this area.

“Looking ahead, we expect to deliver full fiscal year 2024 revenue at the low-end of our previously disclosed target range as we continue to navigate the current market environment. From a bottom-line standpoint, our GAAP results for the fiscal year will include a third quarter non-cash goodwill impairment charge. Our non-GAAP EPS performance is expected to be at the higher end of our previously disclosed range due to benefits from our ongoing cost containment actions. Strategically, we remain focused on leveraging our industry leading ‘Visibility Without Borders’ platform to help customers tackle the performance, availability, and security challenges of the increasingly complex connected digital world while delivering shareholder value.”

Q3 FY24 Financial Results

Total revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2024 was $218.1 million, compared with $269.5 million (GAAP and non-GAAP) in the third quarter of fiscal year 2023. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2024 was $95.8 million, or approximately 44% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $149.5 million in the third quarter of fiscal year 2023, which was approximately 55% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2024 was $122.2 million, or approximately 56% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $120.1 million in the third quarter of fiscal year 2023, which was approximately 45% of total revenue for the period.

NETSCOUT’s third quarter of fiscal 2024 loss from operations (GAAP) was $134.4 million, which includes a non-cash goodwill impairment charge of $167.1 million. This compares with income from operations of $63.8 million in the third quarter of fiscal year 2023. The Company’s operating margin (GAAP) was -61.7% in the third quarter of fiscal year 2024, versus 23.7% in the same period of fiscal year 2023. Non-GAAP income from operations was $63.2 million with a non-GAAP operating margin of 29.0% in the third quarter of fiscal year 2024. This compares to non-GAAP income from operations of $95.6 million and a non-GAAP operating margin of 35.5% in the third quarter of fiscal year 2023. Non-GAAP EBITDA from operations in the third quarter of fiscal year 2024 was $67.6 million, or 31.0% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $100.9 million in the third quarter of fiscal year 2023, or 37.4% of non-GAAP quarterly revenue for the period.

Net loss (GAAP) for the third quarter of fiscal year 2024 was $132.6 million, or ($1.87) per share (diluted), which includes the previously mentioned non-cash goodwill impairment charge, versus net income (GAAP) of $52.6 million, or $0.72 per share (diluted), for the third quarter of fiscal year 2023. On a non-GAAP basis, net income for the third quarter of fiscal year 2024 was $52.0 million, or $0.73 per share (diluted), compared with $73.0 million, or $1.00 per share (diluted), for the third quarter of fiscal year 2023.

As of December 31, 2023, cash, cash equivalents, short- and long-term marketable securities, and investments were $330.1 million, compared with $427.9 million as of March 31, 2023. During the third quarter of fiscal year 2024, NETSCOUT repurchased a total of 705,892 shares of its common stock at an average price of $26.66 per share for an aggregate purchase price of approximately $18.8 million. The Company’s outstanding debt balance under its revolving credit facility was $100 million as of December 31, 2023. The Company’s $800 million revolving credit facility will expire in July 2026.

Nine-Months FY24 Financial Results

  Total revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2024, was $626.0 million, compared with total revenue (GAAP and non-GAAP) of $706.4 million in the first nine months of fiscal year 2023. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2024 was $271.0 million, compared with $359.5 million in the first nine months of fiscal year 2023.
  Service revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2024 was $355.0 million, compared with $346.9 million in the first nine months of fiscal year 2023.
  NETSCOUT’s loss from operations (GAAP) for the first nine months of fiscal year 2024 was $112.9 million, which includes the previously mentioned $167.1 million non-cash goodwill impairment charge that occurred in the third quarter of fiscal year 2024. This compares with income from operations (GAAP) of $76.0 million in the first nine months of fiscal year 2023. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2024 was -18.0%, versus 10.8% in the first nine months of fiscal year 2023. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2024 was $148.0 million with a non-GAAP operating margin of 23.6%, compared with non-GAAP income from operations of $174.1 million and a non-GAAP operating margin of 24.6% for the first nine months of fiscal year 2023. The Company’s non-GAAP EBITDA from operations for the first nine months of fiscal year 2024 was $162.2 million, or 25.9% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $189.8 million, or 26.9% of non-GAAP total revenue, in the first nine months of fiscal year 2023.
  For the first nine months of fiscal year 2024, NETSCOUT’s net loss (GAAP) was $115.3 million, or ($1.61) per share (diluted), primarily due to the previously mentioned $167.1 million non-cash goodwill impairment charge that occurred in the third quarter of fiscal year 2024. This compares with a net income (GAAP) of $62.9 million, or $0.86 per share (diluted), for the first nine months of fiscal year 2023. Non-GAAP net income for the first nine months of fiscal year 2024 was $119.3 million, or $1.65 per share (diluted), compared with non-GAAP net income of $132.4 million, or $1.81 per share (diluted), for the first nine months of fiscal year 2023.

Financial Outlook

Upon review of its year-to-date performance and the future timing and delivery of orders, NETSCOUT has updated its financial outlook for fiscal year 2024 as follows:

  Revenue (GAAP and non-GAAP) is now expected to be approximately $840 million, at the low end of the previously disclosed range of $840 million to $860 million.
  GAAP loss per share is now expected to be in the range of ($1.29) to ($1.24), compared to the previous range of $0.69 to $0.89, primarily due to the non-cash goodwill impairment charge in the third quarter of fiscal 2024. Non-GAAP net income per share (diluted) is now expected to be in the range of $2.15 to $2.20, at the higher end of the previously disclosed range of $2.00 to $2.20.
  NETSCOUT now expects the effective tax rate for fiscal year 2024 to be closer to the lower end of the outlook range of 20% to 22%. It also now expects approximately 72 million to 73 million diluted shares outstanding at the end of fiscal year 2024, which includes the benefit of its recent share repurchase program. This compares with the prior estimated range of 73 million to 74 million diluted shares outstanding.
  A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2024 outlook is included in the financial tables below.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2024 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ324. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-2383 for U.S./Canada and (402) 220-7202 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes gain on the divestiture of a business, legal expenses related to civil judgments, restructuring charges, and goodwill impairment charges. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, income from operations, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance disruptions through advanced network detection and response and pervasive network visibility. Powered by our pioneering deep packet inspection at scale, we serve the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook for the full fiscal year 2024, its focus on leveraging its industry leading ‘Visibility Without Borders’ platform to help customers tackle the performance, availability, and security challenges of the increasingly complex connected digital world while delivering shareholder value, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2024 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Product	$95,832	$149,452	$271,038	$359,519
Service	122,240	120,092	354,974	346,918
Total revenue	218,072	269,544	626,012	706,437

Cost of revenue:
Product	15,251	25,281	48,006	77,967
Service	28,373	31,521	89,066	94,190
Total cost of revenue	43,624	56,802	137,072	172,157

Gross profit	174,448	212,742	488,940	534,280

Operating expenses:
Research and development	37,023	42,558	117,655	129,932
Sales and marketing	69,124	66,994	209,070	209,435
General and administrative	23,109	25,533	73,975	75,584
Amortization of acquired intangible assets	12,533	13,818	37,790	41,500
Goodwill impairment	167,106	-	167,106	-
Gain on divestiture of a business	-	-	(3,806)	-
Restructuring charges	-	89	-	1,803

Total operating expenses	308,895	148,992	601,790	458,254

Income (loss) from operations	(134,447)	63,750	(112,850)	76,026
Interest and other income (expense), net	729	(3,172)	1,272	(6,554)

Income (loss) before income tax expense (benefit)	(133,718)	60,578	(111,578)	69,472
Income tax expense (benefit)	(1,141)	7,960	3,737	6,603
Net income (loss)	$(132,577)	$52,618	$(115,315)	$62,869

Basic net income (loss) per share	$(1.87)	$0.73	$(1.61)	$0.87
Diluted net income (loss) per share	$(1.87)	$0.72	$(1.61)	$0.86
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,077	71,744	71,577	72,015
Net income (loss) per share - diluted	71,077	73,049	71,577	73,271

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2023	2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$329,112	$418,998
Accounts receivable and unbilled costs, net	221,574	143,855
Inventories and deferred costs	15,342	17,956
Prepaid expenses and other current assets	43,290	36,551

Total current assets	609,318	617,360

Fixed assets, net	27,955	34,735
Operating lease right-of-use assets	44,977	51,456
Goodwill and intangible assets, net	1,875,440	2,090,995
Long-term marketable securities	1,010	8,940
Other assets	31,099	17,074

Total assets	$2,589,799	$2,820,560

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,132	$16,473
Accrued compensation	42,283	83,279
Accrued other	19,448	30,674
Deferred revenue and customer deposits	293,410	311,531
Current portion of operating lease liabilities	11,979	11,650

Total current liabilities	382,252	453,607

Other long-term liabilities	7,312	7,683
Deferred tax liability	4,505	24,939
Accrued long-term retirement benefits	26,310	26,049
Long-term deferred revenue and customer deposits	124,619	129,814
Operating lease liabilities, net of current portion	40,898	48,819
Long-term debt	100,000	100,000

Total liabilities	685,896	790,911

Stockholders' equity:
Common stock	131	128
Additional paid-in capital	3,158,283	3,099,698
Accumulated other comprehensive income	5,870	5,738
Treasury stock, at cost	(1,615,279)	(1,546,128)
Retained earnings	354,898	470,213

Total stockholders' equity	1,903,903	2,029,649

Total liabilities and stockholders' equity	$2,589,799	$2,820,560

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022

GAAP and Non-GAAP Revenue	$218,072	$269,544	$196,802	$626,012	$706,437

Gross Profit (GAAP)	$174,448	$212,742	$153,750	$488,940	$534,280
Share-based compensation expense (1)	2,375	2,043	2,638	7,924	6,475
Amortization of acquired intangible assets (2)	1,636	2,315	1,638	4,912	6,955
Acquisition related depreciation expense (3)	2	5	4	11	16
Non-GAAP Gross Profit	$178,461	$217,105	$158,030	$501,787	$547,726

Income (Loss) from Operations (GAAP)	$(134,447)	$63,750	$26,292	$(112,850)	$76,026
GAAP Operating Margin	-61.7%	23.7%	13.4%	-18.0%	10.8%
Share-based compensation expense (1)	16,364	15,143	18,445	54,653	47,225
Amortization of acquired intangible assets (2)	14,169	16,133	14,188	42,702	48,455
Restructuring charges	-	89	-	-	1,803
Goodwill impairment	167,106	-	-	167,106	-
Acquisition related depreciation expense (3)	12	59	37	108	183
Gain on divestiture of a business	-	-	(3,806)	(3,806)	-
Legal expenses related to civil judgments (4)	45	426	44	130	426
Non-GAAP Income from Operations	$63,249	$95,600	$55,200	$148,043	$174,118
Non-GAAP Operating Margin	29.0%	35.5%	28.0%	23.6%	24.6%

Net Income (Loss) (GAAP)	$(132,577)	$52,618	$21,462	$(115,315)	$62,869
Share-based compensation expense (1)	16,364	15,143	18,445	54,653	47,225
Amortization of acquired intangible assets (2)	14,169	16,133	14,188	42,702	48,455
Restructuring charges	-	89	-	-	1,803
Gain on divestiture of a business	-	-	(3,806)	(3,806)	-
Goodwill impairment	167,106	-	-	167,106	-
Acquisition related depreciation expense (3)	12	59	37	108	183
Legal expenses related to civil judgments (4)	45	426	44	130	426
Change in fair value of derivative instrument (5)	-	-	-	(206)	-
Income tax adjustments (6)	(13,085)	(11,449)	(5,829)	(26,085)	(28,585)
Non-GAAP Net Income	$52,034	$73,019	$44,541	$119,287	$132,376

Diluted Net Income (Loss) Per Share (GAAP)	$(1.87)	$0.72	$0.29	$(1.61)	$0.86
Share impact of non-GAAP adjustments identified above	2.60	0.28	0.32	3.26	0.95
Non-GAAP Diluted Net Income Per Share	$0.73	$1.00	$0.61	$1.65	$1.81

Shares used in computing non-GAAP diluted net income per share	71,638	73,049	72,797	72,355	73,271

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2023	2022	2023	2023	2022

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$306	$262	$349	$1,027	$869
	Cost of service revenue	2,069	1,781	2,289	6,897	5,606
	Research and development	4,498	4,174	4,988	14,872	13,185
	Sales and marketing	5,680	5,445	6,675	19,639	17,238
	General and administrative	3,811	3,481	4,144	12,218	10,327
	Total share-based compensation expense	$16,364	$15,143	$18,445	$54,653	$47,225

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$1,636	$2,315	$1,638	$4,912	$6,955
	Operating expenses	12,533	13,818	12,550	37,790	41,500
	Total amortization expense	$14,169	$16,133	$14,188	$42,702	$48,455

(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$2	$3	$2	$7	$9
	Cost of service revenue	-	2	2	4	7
	Research and development	8	42	25	74	129
	Sales and marketing	2	8	6	16	25
	General and administrative	-	4	2	7	13
	Total acquisition related depreciation expense	$12	$59	$37	$108	$183

(4)	Legal expenses related to civil judgments included in this amount is as follows:
	General and administrative	$45	$426	$44	$130	$426
	Total legal judgments expense	$45	$426	$44	$130	$426

(5)	Change in fair value of derivative instrument included in this amount is as follows:
	Interest and other (income) expense, net	$-	$-	$-	$(206)	$-
	Total change in fair value of derivative instrument	$-	$-	$-	$(206)	$-

(6)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(13,085)	$(11,449)	$(5,829)	$(26,085)	$(28,585)
	Total income tax adjustments	$(13,085)	$(11,449)	$(5,829)	$(26,085)	$(28,585)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022

Income (loss) from operations (GAAP)	$(134,447)	$63,750	$26,292	$(112,850)	$76,026
Previous adjustments to determine non-GAAP income from operations	197,696	31,850	28,908	260,893	98,092
Non-GAAP Income from operations	63,249	95,600	55,200	148,043	174,118

Depreciation excluding acquisition related-depreciation expense	4,337	5,263	4,749	14,118	15,664

Non-GAAP EBITDA from operations	$67,586	$100,863	$59,949	$162,161	$189,782
Non-GAAP EBITDA from operations as a % of revenue	31.0%	37.4%	30.5%	25.9%	26.9%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'23	FY'24
GAAP & Non-GAAP revenue	$914.5	~$840 million

	FY'23	FY'24
GAAP net income	$59.6	~($92) million to ~($89) million
Amortization of intangible assets	$64.7	~$57 million
Share-based compensation expenses	$62.0	~$70 million
Business development & integration expenses*	$0.2	~Less than $1 million
Gain on divestiture of a business	$-	~($3.8 million)
Change in fair value of derivative instrument	$1.4	~Less than $1 million
Legal expenses related to civil judgments	$0.5	-
New accounting standard implementation	$0.0	-
Restructuring charges	$1.8	-
Goodwill impairment	$-	~$167 million
Total adjustments	$130.6	~$290 million
Related impact of adjustments on income tax	$(30.7)	(~$42 million)
Non-GAAP net income	$159.6	~$156 million to ~$159 million

GAAP net income per share (diluted)	$0.82	~($1.29) to ~($1.24)
Non-GAAP net income per share (diluted)	$2.18	~$2.15 to ~$2.20

Average weighted shares outstanding (diluted GAAP)	73.0	~71 million to ~72 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~ 72 million to ~73 million
*Business development & integration expenses include acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Sean K. F. Hannan
Head of Investor Relations
978-614-4374
IR@netscout.com

Media
Chris Lucas
AVP, Marketing & Corporate Communications
978-614-4124
Chris.Lucas@netscout.com